Exhibit 32.2

CFO CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Emclaire Financial Corp. (the “Corporation”) on Form 10-K for the year ending December 31, 2006 as filed with the Securities and Exchange Commission on the date here (the “Report”), I, William C. Marsh, Treasurer and Chief Financial Officer of the Corporation, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Corporation.

/s/William C. Marsh
William C. Marsh
Executive Vice President
Chief Financial Officer
Treasurer
March 23, 2007